Exhibit 23.1

                          Independent Auditors' Consent

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Plan, 1995 Director Option Plan, and 1995 Employee Stock Purchase Plan of VidaMed, Inc. of our reports dated January 16, 1998 with respect to the consolidated financial statements of VidaMed, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Palo Alto, California
July 17, 1998


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